EXHIBIT 99.1

Innovative Companies, Inc.	L. G. ZANGANI, LLC
Nine Main Street, Flemington, NJ 08822
(908) 788-9660 Fax: (908) 788-4024
E-mail: office@zangani.com
Web site: http://www.zangani.com

For Release:	IMMEDIATELY

Contact:	Carol Dore-Falcone	(727) 544-8866
	Leonardo Zangani /LG Zangani LLC	(908) 788-9660	e-mail: leonardo@zangani.com

PRESS RELEASE

Innovative Companies, Inc. Requests NASDAQ Hearing

Largo, FL – April 16, 2004 – Innovative Companies, Inc (NASDAQ:GORX) today announced that it has received a Nasdaq Staff Determination on April 12, 2004 indicating that Innovative Companies has not held its annual meeting of shareholders as set forth in Marketplace Rule 4350(e) and 4350 (g), and that its securities are therefore subject to delisting from the Nasdaq SmallCap Market.

Marketplace Rule 4350(e) states that each issuer shall hold an Annual Meeting of Shareholders and shall provide notice of such meeting to Nasdaq. Marketplace Rule 4350(g) states that each issuer shall solicit proxies and provide proxy statements for all meetings of shareholders and shall provide copies of such proxy solicitation to Nasdaq.

The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The delisting process will be stayed until the hearing is completed and the Panel reaches a decision. There can be no assurances the Panel will grant the Company’s request for continued listing. If delisted from the Nasdaq SmallCap Market the Company’s securities would be eligible to trade on the Electronic Bulletin Board.

The Company intends to deliver a proxy statement in early May 2004 for an Annual Shareholders’ Meeting scheduled for June 8, 2004.

The Company initially filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) on January 20, 2004 for a proposed meeting on March 12, 2004. The Company voluntarily amended the preliminary proxy statement on February 5, 2004, solely in order to add additional proposals approving the Company’s recent financing transactions. Nasdaq was informed of this filing. The SEC notified the Company shortly thereafter that it would conduct a customary review of the Preliminary Proxy Statement and the Company’s related filings. The Company has responded to the SEC comments and anticipates completing the review process shortly, at which time a definitive proxy statement will be mailed. The Company did not make any material changes to its financial statement disclosures, including the results of operations, as a result of the SEC comments, nor was it requested to do so.

The Company has scheduled a conference call for Monday, April 19, 2004, at 4:15 pm EST.

SAFE HARBOR PROVISIONS

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by Innovative Companies, Inc. (the “Company”), as well as those contained herein, that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis, are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and are based on assumptions made by management. Forward looking statements include without limitation statements regarding: (a) the Company’s growth and business expansion, including future acquisitions; (b) the Company’s financing plans; (c) trends affecting the Company’s financial condition or results of operations; (d) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; and (f) the Company’s ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions,

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Innovative Companies, Inc. Requests NASDAQ Hearing

it can give no assurance that the anticipated results will occur. When issued in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the health care and nutraceutical industry; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the Company’s technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales and (vi) its customers’ willingness to accept its Internet platform in the future. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings “Business,” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in this Form 10-KSB as of and for the year ended March 31, 2003 which was filed on June 30, 2003. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this advertisement are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, governmental approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company’s filings with the Securities and Exchange Commission

L.G. Zangani, LLC provides financial public relations service to the Company, As such L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and or other services in the form of moneys, capital stock in the Company, warrants or options to purchase capital in the Company.

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